UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):     March 3, 2005

Riggs National Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-9756	52-1217953
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

1503 Pennsylvania Avenue, N.W., Washington, D.C. 20005
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (202) 835-4309

Item 1.01. Entry into a Material Definitive Agreement.

     On February 25, 2005, Riggs National Corporation (“Riggs”) and The PNC Financial Services Group, Inc. (“PNC”) entered into an agreement in principle with plaintiffs’ counsel to settle previously disclosed litigation in the Delaware Court of Chancery that asserted purported derivative and class actions against certain current and former members of Riggs’ Board of Directors.

     In the settlement, PNC will contribute $2.7 million in cash into a settlement fund to be distributed to all public stockholders of Riggs (other than persons named as defendants in the Delaware action and their affiliates). In addition, PNC has agreed that the maximum amount of the termination fee payable under the parties’ amended merger agreement will be reduced from $30 million to $23 million, and plaintiffs’ counsel in the action was afforded the opportunity to review and comment on the proxy statement/prospectus relating to the merger before it was filed on February 25, 2005.

     The settlement will provide for a dismissal of the Delaware litigation with prejudice and the complete release of all claims that Riggs and Riggs’ stockholders may have during the period from July 15, 2004 through the completion of the merger against Riggs, the Riggs director defendants or PNC, which arise out of, or relate to, Riggs’ banking practices or the proposed merger. The settlement is subject to completion of the merger and customary conditions, including negotiation of a definitive settlement agreement and approval by the Delaware Court of Chancery.

     Separately, on February 25, 2005, Judge Don Baltasar Garzon, Magistrate-Judge of the Central Investigative Court Number 5 of the Audiencia Nacional (the “Spanish Court”) issued an order in the previously disclosed Spanish litigation dismissing with prejudice all criminal and civil claims against Riggs and seven of its former and current directors and officers. The Spanish Court’s order also dissolves related orders, including the previously disclosed letters rogatory that the Spanish Court resolved to send to the United States Attorney General.

     The Spanish Court’s order was issued in connection with a settlement entered into on January 27, 2005 between Riggs and the private plaintiffs who had initiated the Spanish proceedings against the Riggs defendants under which Riggs agreed to pay $8 million and to provide the plaintiffs, consistent with Riggs’ legal obligations, information concerning Pinochet’s accounts at Riggs. The payment is covered by a previously disclosed $8 million litigation reserve.

Item 8.01. Other Events.

     A press release dated February 3, 2005 with respect to the Delaware litigation described in Item 1.01 of this Current Report is attached hereto as Exhibit 99.1.

Item 9.01. Exhibits.

99.1	Joint Press Release of The PNC Financial Services Group, Inc. and Riggs National Corporation, dated March 3, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGGS NATIONAL CORPORATION

By:	/S/ Steven T. Tamburo

Steven T. Tamburo
Chief Financial Officer

Dated: March 3, 2005

Exhibit Index

Exhibit
Number	Description of Exhibits

99.1	Joint Press Release of The PNC Financial Services Group, Inc. and Riggs National Corporation, dated March 3, 2005.